Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Two River Bancorp
Tinton Falls, New Jersey
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-205780) and Form S-8 (No. 333-145695 and 333-172335) of Two River Bancorp of our reports dated March 15, 2018, relating to the consolidated financial statements, and the effectiveness of Two River Bancorp’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP

BDO USA, LLP
Philadelphia, Pennsylvania
March 15, 2018